Exhibit 99.3

Projected Financial Information

In connection with Inflection Point’s consideration of the potential business combination and certain investors’ assessment of a potential investment in Merlin Labs, Merlin Labs provided its internally-derived forecasts for its operations to Inflection Point and such investors for use as a component of their overall evaluation of Merlin Labs. Those forecasts included certain performance metrics for 2025 and 2026 (the “Projections”).

The Projections are disclosed herein solely to make publicly available certain information made available to certain investors in their assessment of a potential investment in Merlin Labs or the combined company. The Projections should not be viewed as public guidance. Furthermore, the Projections do not take into account any circumstances or events occurring after the date on which the Projections were prepared, which was July 2025.

The Projections were prepared in good faith by Merlin Labs’ management team and are based on Merlin Labs management’s belief that the estimates and assumptions with respect to the expected future financial performance of Merlin Labs were reasonable at the time the Projections were prepared and such Projections speak only as of that time. The Projections do not take into account the costs of consummating the Business Combination and other effects on Inflection Point, which will become the parent of Merlin Labs in the Business Combination. The Projections do not include the expenses that have been or may be incurred by Merlin Labs or Inflection Point in preparation for or in connection with the Business Combination, or the effect on Merlin Labs of any business or strategic decision or action that will or may be taken by the combined company as a result of the Business Combination having been closed.

The Projections reflect numerous estimates and assumptions including with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Merlin Labs’ business, all of which are difficult to predict and many of which are beyond Merlin Labs’ and Inflection Point’s control and are subject to significant economic, competitive, and other uncertainties. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than the Projections. There undoubtedly will be differences between actual and projected results, and the differences may be material. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased by the length of time over which these assumptions apply. Since the Projections cover multiple years, such information by its nature becomes less predictive with each successive year. These Projections are subjective in many respects and thus are susceptible to multiple interpretations and are subject to periodic changes based on actual experience, events and business developments, and changes in Merlin Labs’ capital requirements and net working capital needs.

The disclosure of these financial projections should not be regarded as an indication that Merlin Labs’ or Inflection Point’s boards of directors, or their respective affiliates, advisors or other representatives considered, or now consider, such financial projections necessarily to be predictive of actual future results or to support or fail to support any decision with respect to the Business Combination. Multiple unknown factors, as well as the known factors described herein could cause the forecasts or the underlying assumptions to be inaccurate. As a result, the Projections may not be realized, and actual results may significantly differ from the Projections. The Projections are forward-looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond Merlin Labs’ and Inflection Point’s control. See the sections entitled “Risk Factors” and “Forward-Looking Statements” of the investor presentation filed as a separate exhibit to the Current Report on Form 8-K to which this document is attached.

In arriving at the Projections, the material assumptions considered, included, but were not limited to, the following:

●	Revenue forecasts are based on Merlin Labs achieving specific contract milestones, congressional budget approvals, the timing of regulatory approvals, market fluctuations, expansion of the sales team, and the acquisition of new contracts;

●	Anticipated improvements in margins are predicated on Merlin's ability to leverage operational efficiencies and capitalize on insights gained from previous program initiatives; and

●	Operating expenses and working capital projections incorporate assumptions regarding relocation costs, the timing of the development of a new facility, capital expenditure needs, the ability to attract and retain essential personnel, and access to capital resulting from the business combination.

In arriving at the Projections, the material assumptions considered, included, but were not limited to, Merlin Labs’ future results, aviation industry activity and general economic and regulatory conditions.

The Projections were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles (“GAAP”), the published guidelines of the U.S. Securities and Exchange Commission (the “SEC”) regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Projections were prepared by Merlin Labs’ management in connection with the Business Combination and not for the purpose of providing such Projections publicly or at any other time. Neither the independent registered public accounting firms of Merlin Labs or Inflection Point nor any other registered public accounting firms, have compiled, examined or performed any procedures with respect to the Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or their accuracy or achievability, and the independent registered public accounting firms of Merlin Labs and Inflection Point assume no responsibility for, and disclaim any association with, the Projections.

No person has made or makes any representation or warranty to any person regarding the information included in these Projections. The Projections are not fact and are not necessarily indicative of future results, and readers are cautioned not to place undue, or any, reliance on this information.

In connection with the Business Combination, Merlin Labs and Inflection Point intend to file a registration statement on Form S-4 with the SEC which will include a proxy statement/prospectus of Merlin Labs and Inflection Point (the “Proxy Statement/Prospectus”). Inflection Point and Merlin Labs urge you to review the financial statements of Merlin Labs which will be included in the Proxy Statement/Prospectus, as well as the financial information in the section of the Proxy Statement/Prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information” and to not rely on any single financial measure or Projections taken as a whole. The Projections are being provided for information purposes only, have not been affirmed by Merlin Labs’ management or Merlin Labs’ board of directors and are not and should not be viewed as public guidance regarding the future performance of Merlin Labs or the combined company following the consummation of the Business Combination.

Merlin Labs uses certain financial measures in the Projections that are not prepared in accordance with GAAP as supplemental measures to evaluate operational performance. While Merlin Labs believes that non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of non-GAAP financial measures. Non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of Merlin Labs’ competitors and may not be directly comparable to similarly titled measures of Merlin Labs’ competitors. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Financial measures included in the Projections provided to a board of directors or financial advisor in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore the Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, no reconciliation of the financial measures included in the Projections were prepared.

Below is a summary of the Projections.

(USD 000’s)	2025E	2026E

Consolidated Revenue	$8,500	$32,000
% Growth	-	276%

Gross Margin	$2,800	$13,300
% Margin	33%	42%

S&M	$3,200	$3,900
R&D	$27,000	$30,300
G&A	$9,100	$11,300
Operating Expense	$39,300	$45,500
OpEx as % of Sales	462%	142%
R&D as % of Sales	318%	95%

Operating Cash Burn	$(42,300)	$(35,100)
Total Cash Burn	$(60,500)	$(61,600)